SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

      Filed by the Registrant [X]
      Filed by a Party other than the Registrant [ ]
      Check the appropriate box:
      [ ]   Preliminary Proxy Statement
      [ ]   Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
      [X]   Definitive Proxy Statement
      [ ]   Definitive Additional Materials
      [ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
            240.14a-12

                  Appliance Recycling Centers of America, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):
      [X]   No fee required.
      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.
            1)  Title of each class of securities to which transaction applies:

            -------------------------------------------------------------------
            2)  Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------------
            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------------------------
            4)  Proposed maximum aggregate value of transaction:

            -------------------------------------------------------------------
            5)  Total fee paid:

            -------------------------------------------------------------------
      [ ]   Fee paid previously with preliminary materials.
      [ ]   Check box if any part of the fee is offset as provided by
            Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)  Amount Previously Paid:

            -------------------------------------------------------------------
            2)  Form, Schedule or Registration Statement No.:

            -------------------------------------------------------------------
            3)  Filing Party:

            -------------------------------------------------------------------
            4)  Date Filed:

            -------------------------------------------------------------------

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
                            7400 Excelsior Boulevard
                          Minneapolis, Minnesota 55426

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 29, 1999

                            ------------------------


TO THE SHAREHOLDERS OF
APPLIANCE RECYCLING CENTERS OF AMERICA, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Appliance Recycling Centers of America, Inc., a Minnesota corporation, will be held on Thursday, April 29, 1999, at 3:30 p.m. at the Appliance Recycling Centers of America, Inc. corporate offices located at 7400 Excelsior Boulevard, Minneapolis, Minnesota, 55426 for the following purposes:

         *        To elect five directors of the Company for the coming year.

         * To approve Amendments to the Restated 1997 Stock Option Plan of the Company to authorize an additional 100,000 shares of Common Stock subject to such plan and to make the changes to such plan described in the accompanying proxy statement.

         * To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for fiscal year 1999.

         * To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


         Only holders of record of the Company's Common Stock at the close of business on March 19, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         EACH OF YOU IS INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON IF POSSIBLE. WHETHER OR NOT YOU ARE ABLE TO ATTEND IN PERSON, YOU ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

                                        By Order of the Board of Directors

                                        Denis E. Grande, Secretary

March 23, 1999

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
                            7400 Excelsior Boulevard
                          Minneapolis, Minnesota 55426

                              --------------------

                                 PROXY STATEMENT

                              --------------------


                             SOLICITATION OF PROXIES

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Appliance Recycling Centers of America, Inc. (the "Company") for use at the Annual Meeting of Shareholders on April 29, 1999, and any adjournment thereof. The approximate date on which this proxy statement and form of proxy will first be sent or given to shareholders is March 23, 1999.

         The expense of the solicitation of proxies for this Annual Meeting, including the cost of mailing, has been or will be borne by the Company. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally.

                         VOTING AND REVOCATION OF PROXY

         Only holders of record of the Company's Common Stock at the close of business on March 19, 1999, the record date for the Annual Meeting, are entitled to notice of and to vote at the meeting. On March 19, 1999, there were 2,266,744 shares of Common Stock outstanding. Each share of Common Stock entitles the holder to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

         Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted (i) FOR the election of all nominees for director named in this proxy statement, (ii) FOR the Amendments to the Restated 1997 Stock Option Plan to provide for an additional 100,000 shares of Common Stock subject to such plan and to make the changes to such plan described herein, and (iii) FOR ratification of the appointment of McGladrey & Pullen, LLP as independent auditors for fiscal year 1999. While the Board of Directors knows of no other matters to be presented at the Annual Meeting, if any other matter properly comes before the meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

         Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time before it is voted. Proxies may be revoked by (i) giving written notice of such revocation to the Secretary of the Company,
(ii) giving another written proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Election appointed for the meeting and will determine if a quorum is present. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company at present consists of six directors. The bylaws of the Company provide that the number of directors shall be determined by the Board of Directors. As Herbert Froemming, elected by the Board in 1998, is not standing for re-election, the Board has reduced the number of directors to five. Shareholders will be asked at the Annual Meeting to elect five directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected. Unless authority is withheld, all proxies received in response to this solicitation will be voted for the election of all nominees named below. Each of the nominees named below is now a director of the Company, all have been elected by the shareholders (other than Mr. Goldstein, who was elected by the Board in November 1998 to fill a newly created vacancy), and each has served continuously as a director of the Company since the year indicated. All nominees have indicated a willingness to serve if elected. If any nominee becomes unable to serve prior to the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein. If a quorum is present and voting, directors are elected by a majority of the votes cast for the election of directors at the Annual Meeting.

                                                                                                     DIRECTOR
                NAME                      POSITION WITH THE COMPANY                        AGE         SINCE
                ----                      --------------------------                       ---       --------
         Edward R. Cameron                Chairman of the Board, Director,                 58            1976
                                          President and Chief Executive Officer

         George B. Bonniwell              Director                                         59            1993

         Duane S. Carlson                 Director                                         63            1990

         Marvin Goldstein                 Director                                         55            1998

         Harry W. Spell                   Director                                         75            1991


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

                        INFORMATION CONCERNING DIRECTORS,
                         NOMINEES AND EXECUTIVE OFFICERS


DIRECTORS AND NOMINEES

         The following discussion sets forth certain information for at least the last five years with respect to the directors and nominees of the Company. The Company knows of no arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee. There is no family relationship between any of the nominees, directors or executive officers of the Company.

         EDWARD R. CAMERON is the founder and has been the President of the Company since its inception in 1976. He has been a director and Chairman of the Board of the Company since 1989 and prior to 1989 was a director of a predecessor of the Company. Prior to founding the Company, Mr. Cameron served as a district product manager and an account manager for Burroughs Corporation (a predecessor of Unisys Corporation) and served in executive positions for several small businesses. Mr. Cameron has a bachelor of science degree in business administration from Montana State University.

         GEORGE B. BONNIWELL has been a director of the Company since 1993. From 1969 to 1993 when he retired, Mr. Bonniwell was employed by Craig-Hallum, Inc., a regional investment banking and brokerage firm, most recently as senior vice president/director of corporate finance. He was president and chief executive officer of Craig-Hallum, Inc. from 1976 to 1985.

         DUANE S. CARLSON has been a director of the Company since 1990. Mr. Carlson is currently a self-employed business consultant, as he was from 1988 to 1991. From 1991 to 1997, Mr. Carlson was executive vice president and chief financial officer of NetStar, Inc., a company engaged in the development, manufacturing and marketing of high-speed computer communications equipment. He was a founder of NetStar, Inc. and was a member of its board of directors. NetStar, Inc. became a wholly-owned subsidiary of Ascend Communications, Inc. on August 15, 1996 and is now operated as the High Performance Networking Division of Ascend. He was a founder of Lee Data Corporation and from 1979 to 1988 was employed by Lee Data Corporation (now Carleton Corporation) in various capacities, most recently as chief financial officer and executive vice president, and was also a member of the board of directors. Mr. Carlson also currently serves as a director of Astrocom Corporation.

         MARVIN GOLDSTEIN has been a director of the Company since November 1998. From April 1997 to August 1997, Mr. Goldstein served as Executive Vice President and COO of Regis; from August 1995 to April 1997 as Chairman, CEO and President of Pet Food Warehouse; and from February 1988 to September 1994 was employed by Dayton Hudson, Department Store Division, in several executive positions. Prior to that time, Mr. Goldstein was associated with R.H. Macy (California) and Carter Hawley Hale. Mr. Goldstein also serves as a member of the board of directors for Buffet's Inc., Greenspring Company, Paper Warehouse, Inc., and Wilsons, The Leather Experts, Inc.

         HARRY W. SPELL has been a director of the Company since 1991. Mr. Spell has been retired since 1988. From 1949 to 1988, he was employed in various capacities by Northern States Power Company, most recently as senior vice president-finance and chief financial officer. Mr. Spell serves as chairman of the board of directors and a member of the executive committee for Eagle Pacific Industries, Inc. and Chairman of Spell Capital Partners, LLC, a private equity and buyout firm.

ACTIONS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The property, affairs and business of the Company are managed by or under the direction of the Board of Directors. In 1998, the Board of Directors met five times. The Board of Directors has two standing committees, the Audit Committee and the Compensation and Benefits Committee. During 1998, the Audit Committee met twice and the Compensation and Benefits Committee met twice. All of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served.

         AUDIT COMMITTEE. The Audit Committee of the Board of Directors is responsible for relations with the Company's independent auditors, for review of internal auditing functions and controls and for review of financial reporting policies to assure full disclosure of financial conditions. The Company's nonemployee directors serve on the Audit Committee. For 1998, George B. Bonniwell, Duane S. Carlson and Harry W. Spell served as such committee. During 1999, Marvin Goldstein will also be added to this committee.

         COMPENSATION AND BENEFITS COMMITTEE. The Compensation and Benefits Committee of the Board of Directors is responsible for review and approval of officer salaries and other compensation and benefits programs and determination of officer bonuses. The Compensation and Benefits Committee also administers and makes grants under the Company's 1989 Stock Option Plan and the Company's 1997 Stock Option Plan. The Company's nonemployee directors serve on the Compensation and Benefits Committee. For 1998, George B. Bonniwell, Duane S. Carlson and Harry W. Spell served as such committee. During 1999, Marvin Goldstein will also be added to this committee.

         The Board of Directors does not have a separate nominating committee and the entire Board serves in such capacity.

COMPENSATION OF DIRECTORS

         The Company will have five directors in 1999, one of whom (Mr. Cameron) is an executive officer of the Company and does not receive any additional compensation for serving as a director of the Company. Nonemployee directors of the Company receive an annual fee of $5,000 for their service as directors.

STOCK OPTION PLANS

         Pursuant to the November 1992 amendments to the Company's Restated 1989 Stock Option Plan (the "1989 Plan"), all nonemployee directors then holding office were automatically granted nonqualified stock options to purchase 3,750 shares at an exercise price equal to the fair market value of the Common Stock at the date of grant, subject to adjustment. Each nonemployee director subsequently elected to the Board of Directors was automatically granted a similar option on the date of his or her election. The 1989 Plan provided that every third year after the initial grant, each nonemployee director would automatically be granted an additional option to purchase 3,750 shares upon reelection to the Board of Directors by the shareholders. Each such option vests in monthly installments over a 36-month period and is exercisable for a period of five years from the date of grant.

         Upon approval in 1997 by the shareholders of the 1997 Stock Option Plan, no additional grants under the 1989 Plan are to be made to nonemployee directors. The Restated 1997 Stock Option Plan, as amended (the "1997 Plan"), is administered by the Compensation and Benefits Committee of the Board of Directors or the full Board of Directors acting as the Committee (the "Committee"). Certain amendments are being approved by the shareholders at the April 29, 1999 Annual Meeting. Under the 1997 Plan, as being amended at the Annual Meeting, each nonemployee director will receive, upon initial election to the Board, an automatic, nondiscretionary award of options to purchase 5,000 shares of Common Stock pursuant to the 1997 Plan. In addition, on the date of each annual meeting of shareholders, beginning with the Annual Meeting being held in 1999, each nonemployee director will receive an annual automatic, nondiscretionary grant of options to purchase 5,000 shares of Common Stock pursuant to the 1997 Plan. Each option becomes exercisable six months after the date of grant, provides for the forfeiture of any nonexercisable portion if an optionee ceases to be a director for certain reasons, provides that the exercisable portion may be exercised for a period of 10 years from the date of grant, and expires on the tenth anniversary of the date of grant. The exercise price of an option shall be equal to the fair market value of the Common Stock on the date the option is granted.

         SEE ALSO THE DISCUSSION OF THE PROPOSED AMENDMENTS TO THE 1997 PLAN DESCRIBED BELOW IN PROPOSAL TWO.

         Employees of the Company are eligible to receive awards of options to purchase Common Stock pursuant to the 1997 Plan and, to the extent shares are available, the 1989 Plan. The Board of Directors or the Committee has the discretion to select eligible employees to whom awards will be granted and establish the type, price, amount, size and terms of awards, subject in all cases to the provisions of the respective Plan and the applicable provisions of the Internal Revenue Code.

         The exercise price of an incentive stock option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted, except that if the optionee owns 10% or more of the voting rights of all of the Company's stock ("10% Holder"), the exercise price of an incentive stock option cannot be less than 110% of the fair market value of the Common Stock on the date the option is granted.

         Options granted to employees cannot be exercised prior to a set period after their date of grant, which cannot be less than one year during which time the optionee must remain employed by the Company. Each option specifies the expiration date, which may not exceed 10 years from the date the option is granted, provided, however, that if the optionee is a 10% Holder, the exercise period with respect to incentive stock options may not exceed five years.

         Unless otherwise specifically provided in an optionee's agreement, options cannot be exercised prior to the first anniversary of the date of grant and provide for the forfeiture of any nonexercisable portion if an optionee ceases to be an employee of the Company for any reason and that the exercisable portion may be exercised for a period of three months after termination (or one year in the case of death, disability or normal retirement).

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following discussion sets forth certain information for at least the last five years with respect to current executive officers who are not directors of the Company.

         GLYNNIS A. JONES, 45, has been Vice President of Corporate Planning for the Company since 1989. From 1988 to the time she joined the Company, Ms. Jones was a partner in The Point Environmental Consulting, Inc. From 1985 to 1988, Ms. Jones was employed by the Metropolitan Council of the Twin Cities Area as grant program administrator for the landfill abatement program.

         KENT S. MCCOY, 41, was promoted to Chief Financial Officer of the Company in January 1998. He had served as Vice President of Finance for the Company since 1995, Vice President since 1991 and Treasurer since November 1992. Prior to joining the Company, Mr. McCoy was employed by Apertus

Technologies, Inc. (now known as Carleton Corporation, and formerly known as Lee Data Corporation), a manufacturer of computer equipment, from 1982 to 1991 at various positions of increasing responsibility including accounting manager, division controller, director of internal audit and director of financial analysis. Mr. McCoy became director of purchasing for Apertus Technologies, Inc., in January 1990. Mr. McCoy is a certified public accountant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         WARRANTS. In addition to stock options granted to nonemployee directors under the Company's 1997 Plan, Marvin Goldstein, a member of the Board of Directors, received warrants in March 1999 to purchase 5,000 shares of Common Stock, subject to customary antidilution adjustments. Mr. Goldstein was awarded such warrants in consideration for certain general business consulting services provided to the Company since his initial election to the Board in November 1998 and which he has agreed to continue to provide during his tenure on the Board. The warrants are exercisable, beginning September 6, 1999, for a period of ten years, at an exercise price of $0.625 per share. If Mr. Goldstein ceases to be a director of the Company, the warrants terminate if they have not become exercisable, and otherwise remain exercisable for the full ten year term.

         In connection with a private placement in July 1998 by the Company of 12% subordinated promissory notes and warrants, in which certain employees of the Company invested, Kent McCoy, Chief Financial Officer of the Company, purchased notes and a warrant to purchase 1,250 shares of Common Stock. All notes were repaid in September 1998. The warrants are currently exercisable at $2.25 per share and expire July 20, 2001.

         PRIVATE PLACEMENT OF STOCK. In February 1999, the Company completed a private placement of 1,030,000 shares of Common Stock at $.50 per share. The sale was made through a placement agent, Aethlon Capital, LLC, which received certain cash fees and warrants in connection with the issuance. The investors in the offering, as well as the placement agent, were granted registration rights with respect to all such shares. As part of this offering, Marvin Goldstein, a member of the Board of Directors of the Company, purchased 100,000 shares; a client of Perkins Capital Management, Inc. (which currently controls approximately 28% of the Common Stock of the Company) purchased 400,000 shares; and Medallion Capital, Inc. ("Medallion"), one of the Company's current lenders (which holds non-voting attendance rights at board meetings) and the holder of warrants to purchase 700,000 shares of Common Stock, purchased 100,000 shares. In addition, the February 1999 issuance of shares triggered an adjustment in the exercise price under the warrant held by Medallion to $0.60 per share.


                             EXECUTIVE COMPENSATION


REPORT OF THE 1998 COMPENSATION AND BENEFITS COMMITTEE

         The Compensation and Benefits Committee of the Board of Directors (the "Committee") is composed entirely of nonemployee directors. The Committee is responsible for review and approval of officer salaries and other compensation and benefit programs and determination of officer bonuses. The Committee also administers and makes grants under the Company's 1989 Stock Option Plan and either the Committee or the entire Board may administer and make grants under the Company's 1997 Stock Option Plan.

         Annual compensation for the Company's executive officers, other than the President, is recommended by the President and approved by the Committee. The individual salary recommendations may vary based on the President's perception of the value of that position to the Company, the executive's individual performance and the President's views as to comparative compensation for like positions at other companies. The annual compensation for the President is recommended by the Compensation and Benefits Committee and approved by the Board of Directors.

         The Company believes that compensation of the Company's key executives should be sufficient to attract and retain highly-qualified personnel, and should also provide meaningful incentives for superior performance. The Company seeks to reward achievement of long-term and short-term performance goals including the development of new customers, increasing sales volume, meeting or exceeding financial targets and other factors.

         Compensation of the Company's executives generally consists of a base salary, a cash bonus and long-term incentive compensation in the form of stock options. The Company does not utilize a formulaic approach to executive base compensation. In principle, the Company's executive compensation approach is to place each officer's salary compensation, excluding bonus, in the mid range of executive compensation levels for companies of a similar size. The Company currently provides no retirement benefits to its executive officers except for the 401(k) Plan.

         The amount of any bonus awarded under the Company's bonus plan for all officers is based on the successful and timely achievement of Company goals, including financial performance and positioning for future results.

         The salary of one executive officer was increased for 1998 by approximately 6% and the salary of another executive officer was increased for 1998 by approximately 5%. No executive officer received a bonus for 1998.
Mr. Cameron received no salary increase or bonus in 1998.

         Stock options are awarded to provide incentives to the officers to promote improved long-term performance of the Company. Option grants for all officers other than the President are recommended by the President. Options were granted in 1998 to two executive officers to purchase an aggregate of 50,000 shares of Common Stock at exercise prices between $2.063 and $1.50 per share.

         The compensation for Edward R. Cameron, the Company's President and Chief Executive Officer, is determined by using a process and philosophy similar to that used for all other officers. The Committee considers its members' views as to comparative compensation for like positions at other companies together with its own assessment of Mr. Cameron's performance and contributions to the Company, recommending a salary, bonus and stock options for the Board of Directors' approval. There is no specific formulaic tie between the Company's goals and performance and the Committee's recommendation; instead, the Committee's judgment and discretion is used in its recommendations to the Board of Directors.

         The Committee has reviewed the provisions of Internal Revenue Code
Section 162(m) relating to the deductibility of annual executive compensation in excess of $1,000,000. The Committee currently does not have a policy with respect to Section 162(m) because it is unlikely that such limit will apply to compensation paid by the Company to any of the Company's executive officers in the near future.

March 5, 1999

                                 The 1998 Compensation and Benefits Committee

                                 George B. Bonniwell
                                 Duane S. Carlson
                                 Harry W. Spell

PERFORMANCE GRAPH

         The following graph compares cumulative total shareholder returns on the Company's Common Stock over the last five fiscal years with the Nasdaq Stock Market (U.S. Companies) Index and the Dow Jones Index for Industrial & Commercial Services - Pollution Control and Waste Management Companies, assuming an initial investment of $100 at the beginning of the period and the reinvestment of all dividends. The following graph has been revised for all periods to give effect to the Company's one-for-four reverse stock split, effective February 21, 1997.



                              [GRAPH APPEARS HERE]




                                               -----------------------------------------------------------------
                                                                         YEAR ENDING
                                               -----------------------------------------------------------------
                                                  12/93      12/94      12/95      12/96      12/97      12/98
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------
Appliance Recycling Centers of America, Inc.      100.00      29.31      33.64       4.55       4.09       1.36
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------
NASDAQ Stock Market (U.S. Companies)              100.00      97.61     138.06     169.78     208.29     292.80
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------
DOW Jones Industrial Average                      100.00     103.18     115.88     124.53     134.21     145.64
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------


         Effective September 8, 1998, the Company was delisted from the Nasdaq SmallCap Market for failure to meet continued listing requirements, specifically the net worth requirement. The Company's Common Stock is currently traded on the OTC Bulletin Board under the symbol ARCI. The Common Stock was traded on the Nasdaq SmallCap Market from February 26, 1997 to September 7, 1998, and the Nasdaq National Market System from January 8, 1993 to February 25, 1997, and the Nasdaq SmallCap Market from November 7, 1991 until January 7, 1993. Prior to November 7, 1991, the Common Stock traded on the local over-the-counter market.

         The last reported sales price on March 12, 1999 was $0.625 per share.

SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and noncash compensation earned by the Chief Executive Officer for each of the last three fiscal years. No other current executive officer of the Company received salary and bonus in 1998 in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                   ANNUAL COMPENSATION              AWARDS(1)
                                            --------------------------------     --------------
                                                                                   SECURITIES        ALL OTHER
                                                                                   UNDERLYING       COMPENSATION
         NAME AND PRINCIPAL POSITION        YEAR    SALARY ($)     BONUS ($)     OPTIONS (#)(2)        ($)(3)
      ------------------------------------  ----    ----------     ---------     --------------     ------------
      Edward R. Cameron                     1998    $155,817          ---              ---            $    0
        Chairman of the Board, President    1997     150,046          ---              ---                 0
        and Chief Executive Officer         1996     150,032          ---              ---               650

      Kent S. McCoy                         1998    $100,978          ---            25,000           $  505
        Chief Financial Officer             1997      91,421          ---             2,500              457
                                            1996      85,458          ---             2,500              427

-------------------------

     (1) The Company has no Long-Term Incentive Plan as defined by Item 402(a)(7)(iii) of SEC Regulation S-K.
     (2)  No stock options were granted in 1998, 1997, or 1996 to Mr. Cameron.
     (3)  Matching contributions to Company's 401(k) plan.


STOCK OPTIONS

         The following table provides certain information with respect to stock options exercised under the Company's stock option Plans in fiscal 1998 by the named executive officer and the value of such officer's unexercised options at December 31, 1998.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                         SHARES                             AT FY-END(#)                     AT FY-END($)
                        ACQUIRED       VALUE        ----------------------------    ----------------------------
           NAME      ON EXERCISE(#)  REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----      --------------  -----------    -----------    -------------    -----------    -------------
Edward R. Cameron          ---           ---            ---             ---             ---            ---

Kent S. McCoy              ---           ---           9,375          26,250             $0             $0

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth as of March 19, 1999 (unless a different date is specified) the number of shares of Common Stock beneficially owned by each person who is the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, by each current executive officer of the Company named in the Summary Compensation Table herein, by each director and by all current executive officers and directors as a group.

                                            POSITION               NUMBER OF SHARES               PERCENT OF
BENEFICIAL OWNER                          WITH COMPANY          BENEFICIALLY OWNED (1)          OUTSTANDING (2)
----------------                          ------------          ----------------------          ---------------

Edward R. Cameron                   Chairman of the Board,
   7400 Excelsior Boulevard           President and Chief
   Minneapolis, MN 55426              Executive Officer............   302,689 (3)                    13.4%

George B. Bonniwell                 Director.......................     6,733 (4)(5)                     *

Duane S. Carlson                    Director.......................     8,125 (5)                        *

Marvin Goldstein                    Director.......................   105,000 (5)                     4.6%

Harry W. Spell                      Director.......................     7,500 (5)                        *

Kent S. McCoy                       Chief Financial Officer........    14,504 (5)                        *

All executive officers
   and directors as a
   group (7 persons)...............................................   469,227 (4)(5)                 20.3%

Perkins Capital Mgmt., Inc.........................................   553,788 (6)                    24.4%
The Perkins Opportunity Fund.......................................    87,500 (6)                     3.9%
   730 East Lake Street
   Wayzata, MN 55391

-----------------------
* Represents less than 1%

  (1) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.

  (2) Applicable percentage of ownership is based on 2,266,744 shares of Common Stock outstanding as of March 19, 1999, together with applicable options for such shareholder.

  (3)  All shares are pledged to secure outstanding loans.

  (4)  Includes 8 shares beneficially owned by a child of Mr. Bonniwell.

  (5) Includes shares which could be purchased within 60 days upon the exercise of existing stock options or warrants, as follows: Mr. Bonniwell, 3,750 shares; Mr. Carlson, 3,750 shares; Mr. Spell, 3,750 shares; Mr. Goldstein, 5,000 shares; Mr. McCoy, 13,125 shares; and all directors and current executive officers as a group, 41,250 shares.

  (6) According to a Schedule 13G dated February 28, 1999, Perkins Capital Management, Inc. ("Perkins Capital") beneficially owned 553,788 shares of Common Stock as a result of serving as investment advisor to various clients, and The Perkins Opportunity Fund beneficially owned 87,500 shares (of which Perkins Capital disclaims beneficial interest). Perkins Capital has sole dispositive power as to all 641,288 shares and sole voting power as to 632,575 shares.

                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's directors, its executive officers and any persons holding more than 10% of outstanding Common Stock are required to file reports concerning their initial ownership of Common Stock and any subsequent changes in that ownership. Except as follows, the Company believes that the filing requirements for the last fiscal year were satisfied. Forms 3 for Marvin Goldstein and Herbert Froemming, a prior director, were not timely filed; Medallion Capital, Inc., holder of 100,000 shares of Common Stock and of currently exercisable warrants to purchase 700,000 shares at a current exercise price of $0.60 per share (approximately 24% of the outstanding stock if exercised), has not made filings with the SEC to the Company's knowledge. In making this disclosure, the Company has relied solely on written representations of its directors, executive officers and beneficial owners of more than 10% of Common Stock and copies of the reports that they have filed with the Securities and Exchange Commission.


                                  PROPOSAL TWO

            APPROVAL OF THE AMENDMENTS TO THE 1997 STOCK OPTION PLAN

         In November 1998, the Board of Directors of the Company approved an amendment to Section 6 of the Company's Restated 1997 Stock Option Plan ("1997 Plan"), with respect to automatic, nondiscretionary grants to nonemployee directors. Section 6, as amended, now reads as set forth below (the "Section 6 Amendment"):

                  "6. GRANT OF INDEPENDENT DIRECTOR OPTIONS." Each Independent Director, upon his or her initial election to a first term on the Board of Directors, shall, on the date of such initial election, automatically be granted an option to purchase 5,000 shares of Common Stock. In addition, on the date of each annual meeting of shareholders of the Company, beginning with the annual meeting to be held in 1999, each Independent Director shall automatically be granted options to purchase 5,000 shares of Common Stock upon the re-election of such Independent Director to the Board by the shareholders of the Company."

         In March 1999, the Board adopted an amendment to Section 2 of the 1997 Plan to authorize an additional 100,000 shares of Common Stock of the Company subject to the 1997 Plan (the "Section 2 Amendment"), bringing the total number of shares of Common Stock subject to the 1997 Plan to 200,000. The Section 2 Amendment and the Section 6 Amendment are referred to together as the "Amendments."

         Prior to the Section 6 Amendment, the 1997 Plan provided for only an annual automatic grant to nonemployee directors of options to purchase 2,000 shares of Common Stock, beginning with the Annual Meeting in 1999. The Board of Directors believes that in order to attract and retain qualified members on the Board of Directors an initial grant of options should be awarded and that the annual grant should be increased.

         The Section 2 Amendment will bring the total shares subject to the 1997 Plan to 200,000. The Company currently has granted and outstanding options to purchase 99,750 shares under the 1997 Plan (which number includes 20,000 options which will be granted on April 29, 1999 to the nonemployee directors under
Section 6 of the 1997 Plan, as amended), and currently has (prior to the Amendments) 250 shares available for future grants under the 1997 Plan. Upon adoption of the Section 2 Amendment by the shareholders, there would be 100,250 shares currently available for future grant under the 1997 Plan.

         The 1989 Plan currently provides for options to purchase 150,000 shares, 82,138 of which are currently outstanding and 881 of which are currently available for additional grants prior to August 31, 1999. After that date, no further grants can be made under the 1989 Plan; however, all grants made as of that date remain fully exercisable in accordance with the terms of their grant. The 1989 Plan is not being amended.

         Under each of the 1989 Plan or the 1997 Plan, shares issuable under outstanding options which expire during the term of the respective plan may also be available for future grants under the respective plan.

VOTE REQUIRED

         The affirmative vote of not less than a majority of the Common Stock represented either in person or by proxy and entitled to vote at the Annual Meeting will be required to approve the Amendments.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE STOCK OPTION PLAN.


                                 PROPOSAL THREE

                         RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The Board of Directors has selected the firm of McGladrey & Pullen, LLP as independent auditors to audit the books, records and accounts of the Company for the fiscal year ending January 2, 1999. If the shareholders do not ratify the appointment of McGladrey & Pullen, LLP or for other appropriate reasons, the appointment will be reconsidered by the Board of Directors. A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions by shareholders.

         All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of the independent auditors, unless other instructions are indicated thereon. Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and voting on the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS INDEPENDENT AUDITORS.

                            PROPOSALS OF SHAREHOLDERS

         Pursuant to the rules of the Securities and Exchange Commission ("SEC"), any shareholder wishing to have a proposal considered for inclusion in the Company's proxy solicitation material for the 2000 Annual Meeting of Shareholders must set forth such proposal in writing and file it with the Secretary of the Company no later than November 23, 1999. Any shareholder wishing to have a proposal considered at the 2000 Annual Meeting of Shareholders, but not submitted for inclusion in the Company proxy solicitation material, must set forth such proposal in writing and file it with the Secretary of the Company no later than February 9, 2000 and, pursuant to SEC Rule 14a-4(c)(1), failure to notify the Company by such date would allow the Company's proxies to use their discretionary voting authority (to vote for or against the proposal) when the proposal is raised at the Annual Meeting without prior discussion of the matter in the proxy materials.

                                 OTHER BUSINESS

         At the date of this proxy statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote proxies received in response to this solicitation in accordance with their best judgment on such matters.


                             FINANCIAL INFORMATION;
                           ANNUAL REPORT ON FORM 10-K

         The Company's 1998 Annual Report to Shareholders, including but not limited to the consolidated balance sheets as of January 2, 1999 and January 3, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the three years ended January 2, 1999, accompanies these materials. A copy of the 1998 Annual Report to Shareholders may be obtained without charge upon request. In addition, the Company will provide without charge to any shareholder solicited hereby, upon written request of such shareholder, a copy of its 1998 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Requests should be directed to the Chief Financial Officer, Appliance Recycling Centers of America, Inc., 7400 Excelsior Boulevard, Minneapolis, MN 55426.

                                     By Order of the Board of Directors


                                     Denis E. Grande, Secretary

March 23, 1999

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                            THURSDAY, APRIL 29, 1999
                                    3:30 P.M.

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
                              7400 EXCELSIOR BLVD.
                              MINNEAPOLIS, MN 55426









APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
7400 EXCELSIOR BLVD., MINNEAPOLIS, MN 55426                                PROXY
--------------------------------------------------------------------------------
The undersigned, revoking all prior proxies, hereby appoints Edward R. Cameron and Denis E. Grande, or either of them, as Proxy or Proxies, with full power of substitution and revocation, to vote all shares of stock of Appliance Recycling Centers of America, Inc. standing of record in the name of the undersigned at the close of business on March 19, 1999 at the Annual Meeting of Shareholders to be held on April 29, 1999, or at any adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of Appliance Recycling Centers of America, Inc. and the proxy statement furnished therewith dated March 23, 1999.






                      SEE REVERSE FOR VOTING INSTRUCTIONS.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Appliance Recycling Centers of America, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.








                               PLEASE DETACH HERE




       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.   Election of the following  01 Edward R. Cameron     [ ] Vote FOR       [ ] Vote WITHHELD
     nominees as directors:     02 George B. Bonniwell       all nominees       from all nominees
                                03 Duane S. Carlson
                                04 Marvin Goldstein
                                05 Harry W. Spell

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY   ________________________________________________
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE         |                                                |
NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)         |________________________________________________|

2.   Approval of the Amendments to the Restated
     1997 Stock Option Plan of the Company to
     authorize 100,000 additional shares of
     Common Stock subject to such plan and to
     make the changes to such plan described in
     the accompanying proxy statement.                    [ ] For       [ ] Against       [ ] Abstain

3.   Ratification of appointment of McGladrey &
     Pullen, LLP as independent auditors for
     fiscal year ending January 1, 2000.                  [ ] For       [ ] Against       [ ] Abstain


In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

Address Change? Mark Box [ ]  Indicate changes below:       Dated: _________________________, 1999.

                                                       ________________________________________________
                                                      |                                                |
                                                      |________________________________________________|

                                                      Signature(s) in Box

                                                      Please sign your name exactly as it appears at left.
                                                      In the case of shares owned in joint tenancy or as
                                                      tenants in common, all should sign. Fiduciaries
                                                      should indicate their title and authority.